EXHIBIT  99.1
                         TRI CITY BANKSHARES CORPORATION
                        QUARTERLY BROCHURE FINANCIAL DATA

INCOME STATEMENT (unaudited)
                                 Six Months Ended          Three Months Ended
                               06/30/04     06/30/03     06/30/04     06/30/03
Interest Income              $16,259,161  $17,126,042  $ 8,185,371  $ 8,552,772
Interest Expense               2,348,646    2,686,631    1,161,736    1,297,943
                             -----------  -----------  -----------  -----------
Net Interest Income           13,910,515   14,439,411    7,023,635    7,254,829
Other Income                   3,274,250    4,138,054    1,699,528    2,164,758
Less:
 Other Operating Expenses     11,895,105   11,748,412    6,035,239    5,923,799
                             -----------  -----------  -----------  -----------
Income Before Income Taxes     5,289,660    6,829,053    2,687,924    3,495,788
Provision for Income Taxes     1,505,000    2,008,000      805,000    1,035,000
       Net Income            $ 3,784,660  $ 4,821,053  $ 1,882,924  $ 2,460,788
                             ===========  ===========  ===========  ===========
Net Income Per Common Share        $0.46        $0.59        $0.23        $0.30

BALANCE SHEET (unaudited) June 30, 2004 and 2003

Assets                            2004          2003      Liabilities & Equity               2004          2003
Cash and Due                 $ 26,488,026  $ 27,404,249   Non Interest Bearing          $157,329,084  $150,984,911
Investment Securities         169,383,824   168,463,886   Interest Bearing               401,965,827   378,210,728
                                                                                        ------------  ------------
Federal Funds Sold                      -     9,736,279   Total Deposits                 559,294,911   529,195,639
Total Loans                   448,391,928   392,407,617   Short Term Debt                 25,000,898     5,576,207
Reserve for Loan Losses        (5,452,869)   (5,149,172)  Other Liabilities                1,346,230     1,824,183
                             ------------  ------------                                 ------------  ------------
Net Loans                     442,939,059   387,258,445   Total Liabilities              585,642,039   536,596,029
Bank Premises & Equipment      21,136,830    22,025,977   Common Stock                     8,326,459     8,146,062
Cash surrender value of
   life insurance              10,180,968             -   Additional Paid-In Capital      15,903,993    12,600,225
Other Assets                    4,689,334     5,220,099   Retained Earnings               64,945,550    62,766,619
                             ------------  ------------                                 ------------  ------------
                                                          Total Stockholders' Equity      89,176,002    83,512,906
                                                                                        ------------  ------------
Total Assets                 $674,818,041  $620,108,935   Total Liabilities & Equity    $674,818,041  $620,108,935
                             ============  ============                                 ============  ============

                                 Stock Valuation

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

April 2004            $19.40          April 2003            $17.50
January 2004           19.40          January 2003           17.00
October 2003           19.20          October 2002           16.30
July 2003              19.20          July 2002              15.70